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June 12, 1995

Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370

    	Re:	Registration of 300,000 Shares of Common Stock on Form S-8

Ladies and Gentlemen:

    	This opinion is being furnished to Independent Bank Corp., a Massachusetts corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission of a Registration Statement of Additional Securities on Form S-8 (the "Registration Statement") under the Securities
Act of 1933, as amended. Specifically, the Company has requested our opinion concerning the status under Massachusetts law of the 300,000 shares (the
"Shares") of the Company's common stock, $.01 par value ("Common Stock"), which are being registered on the Registration Statement for issuance by the Company pursuant to the provisions of the Amended and Restated Independent Bank Corp. 1987 Incentive Stock Option Plan, as revised, (the "Plan"), as amended and restated.

    	We have acted as counsel to the Company in connection with the Registration
Statement.  In that connection we have examined and are familiar with (i) the
Restated Articles of Organization of the Company as amended to date, as well as the By-Laws and minute books of the Company, (ii) the Plan, and (iii) the pertinent statutes of the Commonwealth of Massachusetts.

	   In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic copies of the authenticity of the originals of such copies.  We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $.01; (ii) all actions required to be taken under the Plan by the Board of Directors of the
Company, or any Committee thereof, will be taken; and (iii) at the time of the exercise of the options under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

    	Based upon the subject to the foregoing, we are of the opinion that, upon issuance pursuant to the provisions of the Plan, each of the Shares will be duly authorized, validly issued, fully paid and nonassessable.

    	Our opinion is limited to the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction.


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Independent Bank Corp.
June 12, 1995
Page 2


    	This opinion has been furnished to you for use in connection with the Registration Statement, and may not be relied upon or used by you for any other purpose or by any other person or entity for any purpose whatsoever.

    	We hereby consent to the use of this opinion in connection with the Registration Statement and its being filed as an exhibit therein.


	                                            					Very truly yours,

                                            						BURNS & LEVINSON

	                                             				By:  Susan M. Barnard
SMB/sp